UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2011

JACKSONVILLE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Laura Street, Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 904-421-3040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 27, 2011, Jacksonville Bancorp, Inc. (the “Company”) gave an investor presentation to current and potential investors of the Company based on financial results for the three-month period ended March 31, 2011. A copy of the presentation is attached as Exhibit 99.1.

The information in this report (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This report (including the exhibit hereto) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which has been filed with the Securities and Exchange Commission and is available on the Company’s website (www.jaxbank.com) and on the Securities and Exchange Commission’s website (www.sec.gov). The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Jacksonville Bancorp, Inc. Investor Presentation Slides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.
Date: June 27, 2011
/s/ Valerie A. Kendall
Valerie A. Kendall
Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	Jacksonville Bancorp, Inc. Investor Presentation Slides.